Exhibit 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: September 13, 2024

AUTRY STEPHENS MANAGEMENT TRUST

/s/ Lyndal Stephens Greth
	Name:	Lyndal Stephens Greth
	Title:	Trustee

ACS CAPITAL MANAGEMENT, LLC

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Manager

ACS CAPITAL HOLDINGS, LP

By:	ACS Capital Management, LLC,
its general partner

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Manager

ENDEAVOR MANAGER, LLC

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Chairman of Board of Managers

STEPHENS FAMILY TRUST

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Trustee

STEPHENS FAMILY TRUST #2

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Trustee

SFT MANAGEMENT, LLC

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Manager

SFT 1 HOLDINGS, LLC

By:	SFT Management, LLC,
its manager

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Manager

SFT 2 HOLDINGS, LLC

By:	SFT Management, LLC,
its manager

/s/ Lyndal Stephens Greth
Name:	Lyndal Stephens Greth
Title:	Manager

LYNDAL STEPHENS GRETH

/s/ Lyndal Stephens Greth